Exhibit 5.1

CONYERS DILL & PEARMAN 29th Floor One Exchange Square 8 Connaught Place Central Hong Kong T +852 2524 7106 | F +852 2845 9268 conyers.com

20 March 2023

Matter No. 835567/ 107931841

852 2842 9530

Richard.Hall@conyers.com

Oak Woods Acquisition Corporation

Cricket Square, Hutchins Drive

P.O. Box 2681, Grand Cayman

Ky1-1111, Cayman Islands

Dear Sir/Madam,

Re: Oak Woods Acquisition Corporation (the “Company”)

We have acted as special legal counsel in the Cayman Islands to the Company in connection with the Company’s Registration Statement on Form S-1, including all amendments or supplements thereto, filed with the United States Securities and Exchange Commission (the “SEC”) under the United States Securities Act of 1933, as amended (the “Securities Act”) (including its exhibits, the “Registration Statement”) and the prospectus contained therein (the “Prospectus”) in connection with the initial public offering of an aggregate of 5,000,000 units (together with an additional 750,000 units subject to the Underwriters (as defined below) over-allotment option) at an offering price of US$10.00 per unit. Each unit consists of one Class A ordinary share of par value US$0.0001 each per share (a “Class A Ordinary Share”), one redeemable warrant entitling the holder to purchase one Class A ordinary share at a price of US$11.50 (the “Public Warrants”) and one right to receive one-sixth (1/6) of a Class A Ordinary Share upon the consummation of an initial business combination (the “Public Rights”) (a Class A Ordinary Share, a Public Warrant and a Public Right together being a “Unit”).

1.	DOCUMENTS REVIEWED

For the purposes of giving this opinion, we have examined copies of:

1.1.	the Registration Statement;

1.2.	the Preliminary Prospectus;

1.3.	the form of the unit certificate representing the Units;

1.4.	the form of the rights agreement and the rights certificate constituting the Public Rights; and

1.5.	the form of the warrant agreement and the form of warrant certificate constituting the Public Warrants.

The documents listed in items 1.1 through 1.5 above are collectively referred to as the “Documents” (which term does not include any other instrument or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto).

We have also reviewed copies of the following:

1.6.	the amended and restated memorandum and articles of association of the Company certified by the Secretary of the Company on 20 March 2023 (“Current M&As”);

1.7.	unanimous written resolutions of the directors of the Company dated 8 March 2023 and minutes of a meeting of the members of the Company held on 8 March 2023 (collectively, the “Resolutions”);

1.8.	the latest drafts of the amended and restated memorandum and articles of association of the Company proposed to become effective immediately prior to the closing of the Company’s initial public offering of Ordinary Shares (the “Listing M&As”);

1.9.	a Certificate of Good Standing issued by the Registrar of Companies in relation to the Company on 23 February 2023 (the “Certificate Date”); and

1.10.	such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

2.	ASSUMPTIONS

We have assumed:

2.1.	the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken;

2.2.	that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention;

2.3.	the accuracy and completeness of all factual representations made in the Registration Statement and other documents reviewed by us;

2.4.	that the Company will issue the Units in furtherance of its objects as set out in its Current M&As;

2.5.	that the memorandum and articles of association of the Company will not be amended in any manner that would affect the opinions set forth herein;

2.6.	that, upon the issue of the Units to be sold by the Company, the Company will receive consideration for the full issue price thereof which shall not be less than the par value thereof;

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2.7.	the capacity, power and authority of each of the parties to the Documents, other than the Company, where a party, to enter into and perform its respective obligations under the Documents;

2.8.	the due execution of the Documents by each of the parties thereto, other than the Company, where a party, and the physical delivery thereof by each of the parties thereto with an intention to be bound thereby;

2.9.	the accuracy and completeness of all factual representations made in the Documents and other documents reviewed by us;

2.10.	that there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein;

2.11.	the validity and binding effect under the laws of the State of New York (the “Foreign Laws”) of the Documents in accordance with their respective terms;

2.12.	the validity and binding effect under the Documents of the submission by the Company to the exclusive jurisdiction of the state and federal courts of the United States of America located in the City of New York, Borough of Manhattan (the “Foreign Courts”);

2.13.	no invitation has been or will be made by or on behalf of the Company to the public in the Cayman Islands to subscribe for any shares of the Company;

2.14.	that the Registration Statement has been declared effective by the SEC prior to, or concurrent with, the sale of the Units pursuant to the Registration Statement;

2.15.	the offering of the Units and the transactions contemplated thereunder complies with the requirements of the applicable rules of the Nasdaq Stock Market;

2.16.	that on the date of entering into of filing of the Documents to which is it a party, the Company is and after entering into or filing of the Documents to which it is a party, will be able to pay its liabilities as they become due;

2.17.	no restrictions notice (the “Restrictions Notice”) under the Companies Act (the “Act”) has been issued or will be issued with respect to or that may affect, directly or indirectly, any of the shares, interest, rights or obligations of the Company that are the subject of the transactions referred to in the Documents (the “Relevant Interests”); and

2.18.	that neither the Company nor any of its shareholders is a sovereign entity of any state and none of them is a subsidiary, direct or indirect, of any sovereign entity or state.

3.	QUALIFICATIONS

3.1.	Enforcement of the Documents to the extent they relate to the Relevant Interests may be affected or prohibited if a Restrictions Notice is issued in respect of such Relevant Interests in accordance with the Act.

3.2.	We express no opinion as to the enforceability of any provision of the Documents which provides for the payment of a specified rate of interest on the amount of a judgment after the date of judgment or which purports to fetter the statutory powers of the Company.

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3.3.	We reserve our opinion as to the extent to which a Cayman Islands court would, in the event of any relevant illegality, sever the offending provisions and enforce the remainder of the transaction to which such provisions form a part, notwithstanding any express provision in this regard.

3.4.	We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the Cayman Islands. This opinion is to be governed by and construed in accordance with the laws of the Cayman Islands and is limited to and is given on the basis of the current law and practice in the Cayman Islands.

4.	OPINION

On the basis of and subject to the foregoing, we are of the opinion that:

4.1.	The Company is duly incorporated and existing under the laws of the Cayman Islands and, based on the Certificate of Good Standing, is in good standing as at the Certificate Date. Pursuant to the Act, a company is deemed to be in good standing if all fees and penalties under the Act have been paid and the Registrar of Companies has no knowledge that the Company is in default under the Act.

4.2.	When issued and paid for in accordance with the terms of the offering described in the Documents the Units (and the Class A Ordinary Shares (when recorded in the register of members of the Company), the Public Warrants and the Public Rights thereunder) will be validly issued and, in the case of the Class A Ordinary Shares, fully-paid and non-assessable (which term when used herein means that no further sums are required to be paid by the holders thereof in connection with the issue thereof)

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the captions “Enforcement of Civil Liabilities” and “Legal Matters” in the prospectus forming a part of the Registration Statement.  In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

/s/ Conyers Dill & Pearman
Conyers Dill & Pearman

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